Exhibit (a)(14)

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

Deutsche Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified two hundred million (200,000,000) of the authorized but undesignated shares of capital stock of the Corporation as additional Class S shares of the Deutsche Global Infrastructure Fund series.

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

Deutsche Enhanced Emerging Markets Fixed-Income Fund		320,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000

Deutsche Enhanced Global Bond Fund		429,154,575
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 309,154,575

Deutsche Global Growth Fund		370,000,000
	Class A shares Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 50,000,000 100,000,000 100,000,000

Deutsche Global Small Cap Fund		250,000,000
	Class A shares	40,000,000

Class B shares Class C shares Class S shares Institutional Class shares Class R6 shares	20,000,000 10,000,000 30,000,000 100,000,000 50,000,000

Deutsche Global Infrastructure Fund		750,000,000
	Class A shares Class C shares Class S shares Institutional Class shares Class R6 shares	250,000,000 100,000,000 200,000,000 150,000,000 50,000,000

Deutsche European Equity Fund		200,000,000
	Class A shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 50,000,000 50,000,000

Undesignated	340,839,221

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

Deutsche Enhanced Emerging Markets Fixed-Income Fund		320,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000

Deutsche Enhanced Global Bond Fund		429,154,575
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 309,154,575

Deutsche Global Growth Fund		370,000,000
	Class A shares	50,000,000

Deutsche Global Growth Fund		370,000,000
	Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 20,000,000 50,000,000 100,000,000 100,000,000

Deutsche Global Small Cap Fund		250,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Class R6 shares	40,000,000 20,000,000 10,000,000 30,000,000 100,000,000 50,000,000

Deutsche Global Infrastructure Fund		950,000,000
	Class A shares Class C shares Class S shares Institutional Class shares Class R6 shares	250,000,000 100,000,000 400,000,000 150,000,000 50,000,000

Deutsche European Equity Fund		200,000,000
	Class A shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 50,000,000 50,000,000

Undesignated	140,839,221

THIRD:  Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on November 14, 2014, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, the Deutsche Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 17th day of November, 2014; and its Vice President acknowledges that these Articles Supplementary are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.
/s/Hepsen Uzcan Name: Hepsen Uzcan Position: Assistant Secretary	/s/John Millette Name: John Millette Position: Vice President